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                                 EXHIBIT 5.1



                                                   |
                                                   | 1650 Arch Street
                                                   | 22nd Floor
      WOLF, BLOCK, SCHORR, AND SOLIS-COHEN LLP     | Philadelphia, PA 19103-2097
                                                   |
                                                   | T: 215 977 2000
                                                   | F: 215 977 2334
                                                   | www.wolfblock.com
                                                   |

                                  June 14, 2002

Philadelphia Consolidated Holding Corp.
One Bala Plaza, Suite 100
Bala Cynwyd, PA  19004

RE: Registration Statement on Form S-8 Relating to the Philadelphia Insurance Companies Key Employee Deferred Compensation Plan

Ladies and Gentlemen:

         As counsel to Philadelphia Consolidated Holding Corp., a Pennsylvania corporation (the "Company"), we have assisted in the preparation of the registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to general unsecured obligations (the "Obligations") of the Company to pay deferred compensation in the future in accordance with the Philadelphia Insurance Companies Key Employee Deferred Compensation Plan (the "Plan").

         In this connection, we have examined and considered the originals or copies, certified or otherwise identified to our satisfaction, of the Company's Articles of Incorporation, as amended, its Bylaws, as amended, the Plan, resolutions of the Company's Board of Directors, and such other certificates, records and documents relating to the Company and the Obligations covered by the Registration Statement and such matters of law as we have deemed appropriate for purposes of rendering this opinion.

         In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified copies of documents and the conformity to originals of all documents submitted to us as conformed, photostat or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

         The Obligations to which the Registration Statement relates may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including applicable rules and regulations, in effect on the date hereof. We assume no obligation to update this opinion.

         Based on the foregoing examination and information thus supplied, it is our opinion that the Obligations being offered under the Plan, when issued and sold in accordance with the terms set forth in the Registration Statement and the Plan, and, when (a) the Registration Statement has become effective under the Act, (b) the pertinent provisions of any applicable state securities

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laws have been complied with, (c) the Company has received the full consideration for the issuance of the Obligations (including amounts withheld from compensation pursuant to instructions of participants in the Plan), the Obligations so issued will be valid and binding obligations of the Company, enforceable in accordance with their terms as amended from time to time, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement or creditors' rights or by general principles of equity.

         Our examination of law relevant to the matters covered by this opinion is limited to Pennsylvania law. Accordingly, we express no opinions as to matters governed by the laws of any other state or jurisdiction.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,

                                /s/ Wolf, Block, Schorr and Solis-Cohen LLP


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